UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Gemini Space Station, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42836	33-3263417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

600 Third Avenue, 2nd Floor
New York, NY 100161
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 751-4401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	GEMI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]	We use this address for receiving mail and correspondence to our principal executive office located in New York, NY.

Item 3.02 Unregistered Sale of Equity Securities.

On September 15, 2025, concurrently with the closing of the IPO and as previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-289665), filed by the Company with the Securities and Exchange Commission and declared effective on September 11, 2025 (the “Registration Statement”), the Company closed the sale of an aggregate of 1,904,761 shares of Class A common stock to Nasdaq, Inc., at $26.25 per share, pursuant to a private placement (the “Concurrent Private Placement”) exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The gross proceeds to the Company from the Concurrent Private Placement were approximately $50.0 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2025, the amended and restated articles of incorporation (the “Articles of Incorporation”) and the amended and restated bylaws (the “Bylaws”) of Gemini Space Station, Inc., a Nevada corporation (the “Company”), became effective in connection with the closing of the initial public offering of shares of the Company’s Class A common stock. As described in the final prospectus, dated September 11, 2025 (the “Prospectus”), relating to the Registration Statement, filed with the Securities and Exchange Commission on September 15, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s initial public offering. A description of certain provisions of the Articles of Incorporation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing description of the Articles of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Articles of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On September 15, 2025, the Company completed its initial public offering of 15,937,501 shares of its Class A common stock at a price to the public of $28.00 per share, which includes the exercise in full by the underwriters of their option to purchase from the Company an additional 300,565 shares of the Company’s Class A common stock and 458,364 shares of the Company’s Class A common stock from the selling stockholders. The gross proceeds to the Company from the initial public offering were approximately $433.4 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Gemini Space Station, Inc.

3.2	Amended and Restated Bylaws of Gemini Space Station, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI SPACE STATION, INC.

Date:	September 15, 2025	By:	/s/ Tyler Winklevoss
Tyler Winklevoss
Chief Executive Officer

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